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                                                                     EXHIBIT 5.1

                                December 19, 2003

North American Energy Partners Inc.
Acheson Industrial Park #2
53016- Highway 60
Spruce Grove, Alberta T7X3G7

Ladies and Gentlemen:

We have acted as counsel to North American Energy Partners Inc. (the "Company"), a corporation incorporated under the Canadian Business Corporations Act, in connection with the offer by the Company to exchange $1,000 principal amount of its 8 3/4% Senior Exchange Notes due 2011 (the "Exchange Notes") for each $1,000 principal amount of its 8 3/4% Senior Notes due 2011 issued on November 26, 2002 (the "Original Notes"), of which an aggregate of US$200,000,000 principal amount of Original Notes is outstanding (the "Exchange Offer"). The Company is filing with the Securities and Exchange Commission (the "Commission") a registration statement on Form F-4 (the "Registration Statement"), with respect to the Exchange Offer under the Securities Act of 1933, as amended (the "Securities Act").

We have examined originals or copies certified by officers of the Company of (a) the Indenture, dated as of November 26, 2003 (the "Indenture"), by and among the Company, the guarantors named therein and Wells Fargo Bank, N.A., as Trustee (the "Trustee"), pursuant to which the Original Notes were issued and the Exchange Notes will be issued, (b) the Articles of Incorporation and By-Laws of the Company, each as amended to date, (c) certain resolutions adopted by the Board of Directors of the Company, and (d) such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have relied on certificates of officers of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. We have also assumed the due execution and delivery of the Indenture and the due authentication of the Original Notes by a duly authorized officer of the Trustee.

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North American Energy Partners Inc.
December 19, 2003
Page 2

Based on the foregoing, subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

     1. the Company is validly existing as a corporation under the laws of Canada; and

     2. the Original Notes have been validly authorized and issued, the Exchange Notes have been validly authorized, and (subject to the Registration Statement becoming effective, the Indenture being qualified under the Trust Indenture Act of 1939 and any state securities or Blue Sky laws being complied with) when (i) the Exchange Notes have been duly executed by duly authorized officers of the Company, (ii) the Exchange Notes have been duly authenticated by the Trustee under the Indenture, and (iii) the Original Notes have been validly tendered and not withdrawn and have been received and accepted by the Company, all in accordance with the terms of the Exchange Offer as set forth in the Registration Statement, the Exchange Notes issued in exchange for the Original Notes in accordance with the terms of the Exchange Offer will be validly issued and legally binding obligations of the Company entitled to the benefits of the Indenture.

Insofar as the law of Canada or any provinces thereof is applicable to the matters discussed herein, we have relied upon the opinion of Borden Ladner Gervais LLP, a copy of which is attached hereto.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement and to the references to our firm under the heading "Validity of the Exchange Notes" in the Prospectus included in the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term "expert" as used in the Securities Act or the rules and regulations thereunder.

                                Very truly yours,

                                /s/ Bracewell & Patterson, L.L.P.

                                Bracewell & Patterson, L.L.P.


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                                  Attachment A

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                                                       Borden Ladner Gervais LLP
                                            Lawyers o Patent & Trade-mark Agents
                                               Scotia Plaza, 40 King Street West
                                                Toronto, Ontario, Canada M5H 3Y4
                                        tel.: (416) 367-6000 fax: (416) 367-6749
                                                               www.blgcanada.com

[GRAPHIC REMOVED HERE]


December 19, 2003

Bracewell & Patterson, L.L.P.
711 Louisiana, Suite 2900
Pennzoil Place, South Tower
Houston, TX 77002
U.S.A.

Ladies and Gentlemen:

We have acted as Canadian counsel to North American Energy Partners Inc. (the "Company"), a corporation incorporated under the Canada Business Corporations Act, in connection with an offer by the Company to exchange $1,000 principal amount of its 8 3/4% Senior Exchange Notes due 2011 (the "Exchange Notes") for each $1,000 principal amount of its 8 3/4% Senior Notes due 2011 issued on November 26, 2003 (the "Original Notes") of which an aggregate of US $200,000,000 principal amount of Original Notes is outstanding (the "Exchange Offer"). In relation to the Exchange Offer, we understand that the Company, through its U.S. Counsel, Bracewell & Patterson, L.L.P., is filing with the United States Securities and Exchange Commission (the "Commission") a registration statement on Form F-4 (the "Registration Statement") with respect to the Exchange Offer under the United States Securities Act of 1933, as amended (the "Securities Act").

Qualifications

This opinion is, with your approval, predicated upon and qualified in its entirety by the following:

(a) We have made no investigation of the laws of any jurisdiction other than, and the opinions hereinafter expressed are confined to, the laws of the Provinces of Ontario and Alberta and the federal laws of Canada applicable in such provinces, each as at the date hereof.

(b) In expressing the opinions set out in paragraph 1, we have: (i) obtained and relied upon a Certificate of Compliance dated December 17, 2003 issued by Industry Canada in respect of the Company, and have assumed, with your concurrence, that each such certificate evidences that the Company has not been dissolved as of the date hereof.

(c) In expressing the opinion set out herein, we have not conducted any searches of public records for the purpose of providing such opinion, and our knowledge is limited entirely to an officer's certificate of the Company certifying as to the nature of the legal or governmental proceedings pending or threatened to which the Company is a party.

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(d)  The opinions expressed below are given as at the date hereof. We expressly disclaim any obligation to advise those persons to whom this opinion is addressed of any matters (including without limitation any facts or circumstances or any subsequently enacted, published or reported laws, regulations or judicial decisions having retroactive effect) which may come to our attention after the date hereof and which may affect any of the opinions set out herein.

(e) Reliance on these opinions after the date hereof must be on the assumption that there has been no change in the law or in the facts on which the opinions are based.

Assumptions

In the course of the foregoing investigations and examinations, we have assumed the genuineness of all signatures, the legal capacity at all relevant times of any natural persons signing any documents, the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as certified or true copies or as reproductions (including documents received by facsimile machine) and the accuracy of all certificates of public officials and corporate officers.

Based on the foregoing and subject to the qualifications and limitations set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1. The Company has been incorporated under the laws of Canada, and has not been dissolved and the Company has all the necessary corporate power and authority to own property and to conduct business and to execute and deliver, and to perform all its obligations under the Exchange Notes.

2. The Original Notes have been validly authorized and the Exchange Notes to be issued in exchange for the Original Notes in accordance with the terms of the Exchange Offer have been validly authorized by the Company.

This opinion is given solely for the use of the parties to whom it is addressed and only in connection with the Exchange Offer and we hereby consent to the filing of this opinion by Bracewell & Patterson, L.L.P., as part of the filing of their Exhibit 5 to the Registration Statement, and the filing of this opinion as an Exhibit 5 to the Registration Statement, with the United States Securities and Exchange Commission. We also consent to the reference to our firm under the heading "Validity of the Exchange Notes" in the Prospectus included in the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including any
Exhibit 5 wherein this opinion is included, within the meaning of the term "expert" as used in the Securities Act or the rules or regulations thereunder.

Very truly yours,

BORDEN LADNER GERVAIS LLP

/s/ Borden Lander Gervais LLP

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